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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 20, 2005

CHINA UNISTONE ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50980	20-1098541
(State or Other Jurisdiction	(Commission	(IRA Employer
of Incorporation	File Number)	Identification No.)

105 West 13th Street, Suite 7A
New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (646) 383-4832

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Financial Information

Beijing Sihitech Technology Co., Ltd. and subsidiaries and Beijing e-Channel Century Technology Co., Ltd. currently maintain their books and records in order to prepare their respective financial statements in accordance with generally accepted accounting principles in the Peoples Republic of China (PRC GAAP).  The selected consolidated financial data of Beijing Sihitech Technology Co., Ltd. and subsidiaries and the selected financial data of Beijing e-Channels Century Technology Co., Ltd. presented below include all necessary adjustments to the PRC GAAP amounts that management of the respective entity’s believes is necessary for such data to be in accordance with United States generally accepted accounting principles (US GAAP).  The selected financial data included below is not intended to present the financial statements required in order for China Unistone to comply with SEC Regulation S-X and are subject to change.

Beijing Sihitech Technology Co. Ltd and subsidiaries

Years ended December 31, 2004, 2003 and 2002

Consolidated income statement data:

	2004 USD (1)	2004 RMB	2003 RMB	2002 RMB
Revenues, net	30,290,378	244,882,561	190,020,284	109,777,417
Operating expenses	(27,439,001)	(221,830,611)	(178,895,700)	(107,031,715)
Net Income	2,545,712	20,580,802	8,395,303	1,186,528

(1)          We converted the amounts in this column from Chinese Renminbi into US dollars solely for your convenience at an exchange rate of US$1 =8.0845 RMB, the rate quoted by the People’s Bank of China on November 1, 2005.  Please note that the convenience translation is not required by U.S. GAAP.

Consolidated balance sheet data:

	2004 USD (1)	2004 RMB	2003 RMB	2002 RMB
Total current assets	12,913,574	104,399,794	72,253,386	41,665,492
Total assets	14,630,047	118,276,631	83,906,710	54,991,383
Total current liabilities	9,132,996	73,835,733	48,194,065	33,540,335
Total liabilities	9,166,610	74,107,483	48,229,795	33,540,335
Minority interests	371,205	3,001,004	3,089,573	2,259,011
Owners’ equity	5,092,232	41,168,144	32,587,342	19,192,037

(1)          We converted the amounts in this column from Chinese Renminbi into US dollars solely for your convenience at an exchange rate of US$1 =8.0845 RMB, the rate quoted by the People’s Bank of China on November 1, 2005.  Please note that the convenience translation is not required by U.S. GAAP.

Beijing e-Channels Technology Co., Ltd.

Years ended December 31, 2004, 2003 and 2002

Income statement data:

	2004 USD (1)	2004 RMB	2003 RMB	2002 RMB
Revenues, net	1,881,300	15,209,369	8,547,579	6,172,366
Operating expenses	(1,199,684)	(9,698,848)	(7,836,318)	(3,409,944)
Net Income	638,552	5,162,364	717,666	2,749,665

(1)          We converted the amounts in this column from Chinese Renminbi into US dollars solely for your convenience at an exchange rate of US$1 =8.0845 RMB, the rate quoted by the People’s Bank of China on November 1, 2005.  Please note that the convenience translation is not required by U.S. GAAP.

Balance sheet data:

	2004 USD (1)	2004 RMB	2003 RMB	2002 RMB
Total current assets	1,877,040	15,174,927	8,105,326	5,027,500
Total assets	2,069,582	16,731,533	8,833,188	5,683,743
Total current liabilities	695,566	5,623,305	2,961,799	530,020
Total liabilities	704,778	5,697,780	2,961,799	530,020
Net owners’ equity	1,364,804	11,033,753	5,871,389	5,153,723

(1)          We converted the amounts in this column from Chinese Renminbi into US dollars solely for your convenience at an exchange rate of US$1 =8.0845 RMB, the rate quoted by the People’s Bank of China on November 1, 2005.  Please note that the convenience translation is not required by U.S. GAAP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2006	CHINA UNISTONE ACQUISITION
CORPORATION

By: /s/ James Preissler
Name: James Preissler
Title: Chief Financial Officer and Secretary